UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BIMERGEN ENERGY CORPORATION

Delaware	93-3419812
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

895 Dove Street, Suite 300 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE American LLC
Warrants, each share exercisable to purchase one share of Common Stock	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-280668

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereby are the shares of common stock and warrants to purchase shares of common stock of Bimergen Energy Corporation (the “Company”). The description of the common stock and warrants contained in the section entitled “Description of Our Capital Stock and Securities We Are Offering” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-280668), originally filed with the Securities and Exchange Commission on July 3, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as the securities being registered on this form (a) are being registered on The NYSE American LLC, on which no other securities of the Registrant are registered and (b) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 19, 2026

BIMERGEN ENERGY CORPORATION

By:	/s/ Robert J. Brilon
Name:	Robert J. Brilon
Title:	Co- Chief Executive Officer and Chief Financial Officer